UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2016

5BARz INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53778	26-4343002
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

9670 Gateway Drive, Suite 250

Reno, Nevada, 89521

(Address of principal executive offices)

(877) 723-7255

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events

Sales Guidance, 5BARz India Private Limited

5BARz International Inc., through its subsidiary 5BARz India Private Limited, continues to make significant inroads into the Indian market as it commercializes its network extender business in that country.

5barz India expects to have sales revenue of approximately $2 million during Q3 and Q4 2016 combined. The Company expects the sales momentum for the network extender in India to continue through the 2017 calendar year. With the adoption rate of the 5BARz network extender steadily increasing in India, and the planned on-boarding of additional, tier-one telecommunications providers in that country, 5BARz India forecasts revenues of approximately $10 million in 2017.

On July 7, 2016 the Company issued a press release disclosing the sales guidance. A copy of the press release is attached hereto as Exhibit 99.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

5BARz INTERNATIONAL, INC. (Registrant)

Date: July 7, 2016	By:	/s/ Daniel Bland
Name: Daniel Bland
Title: Chief Executive Officer

/s/ Gil Amelio
Name: Gil Amelio
Title: Chairman of the Board